                                                           EXHIBIT 10.08
                            BUSINESS LOAN AGREEMENT


     Agreement made and entered into June 12 1997, by and between G-P PLASTICS, INC., a Michigan corporation of 3910 Industrial Drive, Rochester Hills, Michigan 48309 ("Borrower"); and Horizon BIDCO Investment Co., a Michigan corporation organized under the Michigan BIDCO Act, having its office and principal place of business at 2545 Spring Arbor Road, Jackson, Michigan 49203 ("Lender").

     1. LOAN AGREEMENT. The Borrower agrees to borrow from the Lender, and the Lender agrees to lend to the Borrower on the date hereof, subject to the terms and conditions set forth in this Business Loan Agreement ("Agreement") and the promissory note, up to the sum of $500,000.00, hereinafter referred to as "Loan".

     2. EXECUTION OF NOTE. The obligation to repay the Loan shall be evidenced by the Borrower's promissory note, hereinafter referred to as the "Note" and substantially in the form set forth in Exhibit "A", attached and incorporated, which Note shall be payable according to its terms in 60 monthly installments ("Loan Term"), nine initial monthly payments of interest only payable in arrears and 51 monthly payments of principal and interest of approximately $ 11,505.00. Monthly payments to commence June 30, 1997, and shall be due the last day of each month thereafter, with the entire unpaid balance due and owing 60 months from the date hereof. Interest shall be included on the unpaid portion of the principal balance in the amount of the Prime rate as published from time to time in the Wall Street Journal plus 4%, adjusted at the end of each calendar quarter, but not less than 13.5% per annum, which shall be calculated on the basis of a 360 day year with payments, as hereinabove set forth. A late fee in the amount of 5.0% of the monthly installments due and owing will be assessed against the Borrower in the event the monthly payments required hereunder are received by the Lender after the due date. Prepayment ("Prepayment") shall not be permitted during the first 24 months of the Loan Term. After month 24 of the Loan Term the Borrower shall have the right to prepay the entire principal balance of the Loan plus accrued interest at any time without a Prepayment penalty. The provisions for continuing revenue participation payments pursuant to paragraph 3 and redemption of options pursuant to paragraph 4 hereof shall continue in event of Prepayment.

     3. REVENUE PARTICIPATION. In addition to the payment of principal and interest pursuant to the Loan as set forth in Section 2 above, the Borrower shall pay to the Lender Revenue Participation Payments ("Payment" or "Payments"), pursuant to a Revenue Participation. Agreement substantially in the form set forth in Exhibit "B", as follows:


            (a) Basis for Payment: The Payments shall be based upon the Revenue Participation formula ("Formula") using the annual gross revenues ("Gross Revenues") Generated


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by the Borrower's existing company or companies and any successor or affiliate companies formed during the Loan Term, and Payments shall continue throughout the entire Loan Term, even if the principal balance plus accrued interest of the Loan is prepaid. Gross Revenues from all sources shall be determined using generally accepted accounting principles applied on a consistent basis as prescribed by the American Institute of Certified Public Accountants, as set forth in the Borrower's fiscal year-end reviewed financial statement. If the Gross Revenues generated by Borrower or its affiliates for any fiscal year of Borrower are between $12,000,000 and $15,500,000, the participation by the Lender shall be an amount equal to .75% of the Gross Revenues generated by the Borrower in excess of $12,000,000 up to and including $15,500,000. If the Gross Revenues generated by the Borrower are in excess of $15,500,000, the Lender shall receive additional revenue participation equal to 1.25% of Gross R evenues generated by the Borrower in excess of $15,500,000. Payments for the period commencing on the date of this Agreement and ending on June 11, 2002 shall be on a proportionate basis according to the Formula. Payments for any short year at the end of the Loan Term shall likewise be on a proportionate basis.

            (b) Payments Due: Payments shall be made on a calendar quarter basis during the Loan Term.

            (c) Estimated Payments: The Payments for each calendar quarter shall be estimated and paid as follows:

               (i) For the initial period ("initial Period") commencing on the date hereof and ending at the end of the first calendar quarter after the date hereof the Borrower shall determine its Gross Revenues for the Initial Period which shall be annualized for the purpose of applying the Formula as set forth in Section 3(a) above and a proportionate quarterly Payment based upon the number of days in th e Initial Period divided by 360 days shall be made by the Borrower.

               (ii) Gross Revenues for each calendar quarter thereafter during the Loan Term shall be determined by the Borrower and annualized for the purpose of applying the Formula and the amount so determined as the annual Payment shall be divided by four and paid to the Lender as quarterly estimated Payments.

               (iii) The estimated Payments for the final period of the Loan Term shall be determined in the same manner as said Payments were determined for the Initial Period as set forth in Section 3(c)(i) above.

                (iv) The estimated Payments shall be payable as follows: the Payments shall be due and payable 30 days after the end of each calendar quarter.

            (d) Adjustment: Within 30 days of receipt of the Borrower's fiscal year-end reviewed financial statement the Borrower shall determine the actual Payments due pursuant to the Formula for the fiscal year to which such statement relates and notify the Lender of the result of such determination. Within 30 days thereafter, Borrower, shall pay to Lender any deficiency due, or the Leader shall refund to the Borrower any overpayment made.


            (e) Accounting: Each Payment by the Borrower to the Lender, whether estimated or otherwise, shall be accompanied by an accounting substantially in the form set forth in Exhibit "C" setting forth the calculation which was used to determine the amount of the payment.

            (f) Review of Books and Records: The Borrower will permit Lender or its representatives to examine and make copies of Borrower's books and records related to the determination of the Payments during the normal business hours and upon reasonable notice, for the purpose of verifying the calculation of such Payments.

            (g) Dispute Resolution: If the Lender believes that the Borrower's calculation of any Payment hereunder is not accurate, then the Lender may select an independent certified public accountant to conduct an examination of the Borrower's books and records to review the calculation of the Payment. If after such examination there exists a material dispute with respect to such calculation, the matter shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in
Detroit, Michigan, the determination in such arbitration shall be binding upon the parties, and judgment may be entered upon such arbitrator's decision by any court having jurisdiction. The arbitrator shall be an audit partner of a nationally recognized accounting firm not affiliated with the Lender or Borrower and acceptable to both of them. If any such examination discloses an underpayment of the amount due to the Lender, which Borrower agrees with or is determined in a final judgment to be correct, Borrower shall reimburse Under for the costs of any such examination and arbitration, including without limitation, reasonable attorney fees. If any such examination discloses the Borrower's initial calculation was correct or was overpaid, Lender shall pay for the costs of any such examination and arbitration, including, without limitation, reasonable attorney fees.

            (h) Late Payment Fee: A late fee in the amount of 5.0% of the amount of the Payment due and owing shall also be due and payable to Lender by Borrower in the event any Payment required hereunder is received by the Lender after the due date.

     4. OPTIONS. As additional consideration for the granting of the Loan the Borrower shall cause to be issued to the Lender at the time of the closing ("Closing") of the Loan, negotiable options ("Options") to acquire 75,000 shares of the common stock of Inmold, Inc., an Indiana corporation authorized to do business in Michigan ("Inmold"), at $.10 per share ("Exercise Price"). The total exercise price shall be $7,500.00. In the event the Borrower's Gross Revenues do not exceed $17,500,000 by Borrower's fiscal year ending in 2001, then Inmold agrees to issue options to acquire an additional 10,000 shares of the common stock of Inmold at the same Exercise Price.

The Options issued shall be substantially in the form set forth in Exhibit "D" attached and incorporated. The Lender may require Inmold to redeem the Options during the first 60 days after the end of the Loan Term at a price equal to $2. 10 per share ("Put Price") or the Lender may retain the Options and convert them to common stock in Inmold at any time during the Loan Term and for 24 months thereafter.

If Prepayment occurs after month 24 of the Loan Term, the Lender may require Imnold to redeem the Options during the 60 day period following the date of Prepayment at the Put Price or the Lender may retain the Options and convert them to common stock in Inmold.


      5. CONDITIONS OF LOAN. The obligation of the Lender to perform its obligations herein shall be subject to the following conditions precedent:

            (a) Approval of Lender's Counsel: All legal matters incident to the transactions set forth herein shall be satisfactory to all counsel for the Lender.

            (b) Compliance Certificate: The Lender shall have received a certificate dated the date of the Loan and signed by an authorized representative of the Borrower to the effect that: (1) the Borrower has compiled, and is then in compliance, with all the terms and covenants of this Agreement which are binding upon it; (2) there exists no Event of Default as defined in Section 10 and no event which, with the giving of notice or the lapse of time, or both, would constitute such an Event of Default; and (3) the Representations and Warranties contained in Section 6 are true with the same effect as though such Representations and Warranties have been made at the time of the Loan.

            (c) Evidence of Company Action: The Lender shall have received certified copies of all corporate action taken by the Borrower and Inmold to authorize this Agreement, the Note, the Options and the borrowing hereunder, and such other documents as the Leader may reasonably require ("Loan Documents") relating to the existence of the Borrower and Inmold, the corporate authority for and the validity of this Agreement the Note, the Options and any other matters relevant hereto, all in form and substance satisf actory to Lender's counsel and indicating the name and title of the officer or officers of the Borrower and Imnold authorized to sign this Agreement and the Loan Documents.

            (d) Opinion of Borrower's Counsel: The Lender shall have received a favorable written opinion of counsel for the Borrower, dated the date of the Loan and satisfactory in form and substance to the Lender, as to the matters referred to in Section 6, except subparagraphs (f), (h), (k), (1) and (o). Lender may also request a favorable written opinion of counsel for Inmold, dated the date of the Loan and satisfactory in favor and substance to the Lender.

            (e) Payment of the Fees: The Lender shall have received from the Borrower partial payment of the facility fee in the total amount of $ 12,500, with the receipt of $3,000 of said fee being acknowledged and the balance of $9,500, plus all out-of-pocket expenses of the Lender regarding this financing including but not limited to the reasonable fees and expenses of its counsel, Hen searches, credit reviews and environmental reviews to be paid at closing from the proceeds of the Loan. In the event the Borrower decides to withdraw its request from the Lender for financing, the $3,000 of the facility fee already deposited with the Lender shall be forfeited and an additional $3,250 of the balance of the facility fee shall be due and payable in addition to any out-of-pocket expenses incurred by the Borrower. In the event the Lender, as a result of an adverse finding during its due diligence process (unless such adverse finding was known and not disclosed by the Borrower to the Lender) elects not to proceed with the Loan, the $3,000 fee less any out-of-pocket expenses of the Lender will be refunded.

            (f) Certificates: The Lender shall have received from the Borrower and Imnold certificates of good standing and certified copies of the Articles of Incorporation for the Borrower issued by the Director of the Michigan Department of Consumer and Industry Services, Corporation, Securities and Land Development Bureau, or such other appropriate authority of the State of incorporation.

            (g) Bylaw : The Leader shall have received from the Borrower within 60 days of the date hereof copies of the Bylaws of the Borrower and Inmold and all amendments thereto, certified by the Secretary of the Borrower and Inmold as being true, correct and complete as of the date of such certification.

            (h) Litigation: The Lender shall have received from the Borrower a certificate signed by a duly authorized officer of the Borrower stating that no litigation, investigation, or proceeding before or by an arbitrator, court or governmental agency is continuing or threatened against either the Borrower or any of its officers, directors or affiliates with respect to this Agreement, the Note, the collateral documents, any other Loan Documents or any of the transactions contemplated hereby or thereby.

            (i) Insurance: Evidence satisfactory to the Lender that the Borrower has obtained the policies required by the Lender including but not limited to liability insurance and worker's compensation insurance with limits and carriers satisfactory to the Lender.

            (j) Due Diligence: The Lender has reached no adverse findings as a result of its continued due diligence investigation of the Borrower, its management, its future financing needs or the environmental review, if any, and the Lender shall be satisfied regarding the Borrower's ability to achieve its projected financial results and the Lender's comfort in the financial statements and projections to be presented to the Lender.


            (k) Arrangements with Senior Lenders: The Borrower has presented to the Lender evidence of lending arrangements with its current senior lenders ("Senior Lenders") that are satisfactory to the Lender.

      (1) Subordination: Any stock redemption agreements between the Borrower and any of its shareholders, excepting agreements with preferred shareholders, shall be subordinate to the obligations created by the Loan and such subordination shall be consented to by the shareholders of the Borrower. Additionally, any debt owed by the Borrower to any of its shareholders or officers shall be subordinated to the Loan pursuant to a Subordination Agreement substantially in the form set forth in Exhibit "E", attached and incorporated. Anything contained herein to the contrary notwithstanding, proceeds from life insurance purchased by the Borrower for the purpose of funding any stock redemption agreement, shall not be subordinate to the obligations created by the Loan.

            (m) Receipt of Executed Documents: The Lender shall have received each of the following in form and substance satisfactory to the Lender and its counsel:

                 (i)  the Note duly executed by the Borrower;

                 (ii) the Security Agreement and UCC-1 forms duly executed by the Borrower;

                (iii) the Subordination Agreement as set forth in Exhibit "E" duly executed by the Borrower and its appropriate officers and shareholders.

                 (iv) Consent Resolution of the Board of Directors of the Borrower duly executed by all of the Directors of the Borrower, as set forth in Exhibit "F";

                 (v) all Certifications pursuant to this Section 5 duly executed by Borrower,

                 (vi) the Loan Agreement duly executed between the Borrower and the Lender;

                (vii) Certified copy of a resolution of the Board of Directors of Inmold authorizing the issuance of the Options;

               (viii) the Options duly executed by an authorized officer of Inmold;

                 (ix) all other duly executed documents as may be reasonably requested by the Lender.

            (n)  U. C. C.   Searches: The Lender shall have received
appropriate UCC lien searches as it deems appropriate.

       6. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lender as follows:

     (a) Existence and Power: The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan and 88% of its common shares are owned by Inmold. The Borrower has corporate powers and all material government licenses, authorizations, consents and approvals required to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the property owned by it therein or in which the transaction of its business makes such qualification necessary in the judgment of the Borrower. Inmold is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Indiana.

     (b) Corporate Authority: The execution, delivery and performance by the Borrower of the Agreement, the Note, the Revenue Participation Agreement, the Security Agreement and the other Loan Documents are within the Borrower's powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under any provision of applicable law or regulation or the Articles of Incorporation or the Bylaws of the Borrower or any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any lien on any asset of the Borrower, result in a breach or constitute a default under any indenture, loan or credit agreement or any other agreement or instrument to which Borrower is a party or by which any of its properties may be bound or affected. The consent and approval of the Borrower's Board of Directors is shown by their duly adopted resolution attached hereto as Exhibit "F". The execution, delivery and performance by Inmold of the Options have been duly authorized by the Board of Directors of Inmold and does not contravene or constitute a default under any provision of applicable law or regulation or the Articles of Incorporation or the Bylaws of Inmold or any agreement, judgment, injunction, order, decree or other instrument binding upon Inmold.

     (c) Binding Agreement: The Agreement constitutes, and the Note and the Revenue Participation Agreement when executed and delivered pursuant hereto for value received shall constitute, the legal valid, and binding obligation of the Borrower in accordance with its terms subject to bankruptcy and insolvency laws and any other laws of general application affecting the rights and remedies of creditors.

     (d) Litigation : There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting the Borrower, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, the financial condition or operations of the Borrower or which in any manner draws into question the validity of the Agreement, the Note, the Revenue Participation Agreement, the Options or the Security Agreement.

     (e) No Conflicting Agreement: There is no provision in the Articles of Incorporation or Bylaws of the Borrower or Inmold and no provision of any existing mortgage, indenture, contract, or agreement binding on the Borrower and Inmold or affecting its property,

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which would conflict with or in any way prevent the execution, delivery, or carrying out of the terms of the Agreement, the Note, the Revenue Participation Agreement and the Options.

     (f) Financial Statements: The compiled financial statements of the Borrower which include the balance sheet and statement of earnings for the fiscal year ending September 30, 1996, fairly present the financial position of the Borrower and the results of its operations for such fiscal year and are in conformity with generally accepted accounting principles consistently applied. Additionally, any other financial statements, whether audited or unaudited furnished to the Lender for any other period fairly represents the financial condition of the Borrower and the results of its operations as of the date and for the periods referred to therein, prepared according to generally accepted accounting principles consistently applied.

     (g) Business Operations: The Borrower represents and warrants that its business involves the manufacture and sale of parts to the automobile and other industries and that the proceeds of the Loan will be used only in connection with said business and for equipment purchase, project development funding and working capital only.

     (h) Environmental Compliance: Except as disclosed in Schedule 6(h) to this Agreement and to the best of Borrower's knowledge, there are no claims, investigations, litigation, administrative proceedings, pending or threatened, or judgments or orders, relating to any hazardous substances, hazardous wastes, discharges, emissions, or other forms of polution relating in any way to any real property owned or leased by the Borrower, or any of the sites where hazardous materials are disposed of by the Borrower . To the best of Borrower's knowledge, the Borrower does not have any ability for cleanup, compliance, or required capital expenditures in connection with any environmental matter arising before the date of this Agreement. No hazardous or toxic substances, within the meaning of any applicable state or federal statute or regulations, are presently stored or otherwise located on real estate owned or leased by the Borrower, in violation of applicable state or federal statutes and regulations. Furthermore, within the definition of the statutes, to the best of Borrower's knowledge, no part of the Borrower's real estate, whether leased or owned, including the ground water, is presently contaminated by any hazardous or toxic substance.

     (i) ERISA Compliance: The Borrower is in compliance in all material respects with the Employee Retirement Income Security Act of 1974 (ERISA), as amended, and has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code of 1986, as amended, with respect to each of its federally insured pension plans and is in compliance in all material respects with the presently applicable provisions of ERISA and such Code. No "Reportable Event" (as defined in ERISA) which could result in a material accumulated deficiency under ERISA or material liability to the PBGC has occurred or is continuing, and there exists no condition or set of circumstances which could result in a "Reportable Event". The value of all accrued benefits are fully funded by the assets of such plans. All contributions have been made or accrued for each of the plans, including contributions that are payable for the proceeding and current plan year. The Borrower does not participate in any "multi-employer plan" as defined in ERISA.

Borrower does not have any liability under ERISA on account of the prior termination of any employee welfare or benefit plan.

     (j) Officers, Directors and Shareholders: The names of the officers, directors and shareholders of Borrower are set forth in Exhibit "G", attached and incorporated. Exhibit "G" also sets forth all indebtedness of the officers, directors and shareholders to the Borrower, and any of their respective close relatives, to the Borrower, if any.

     (k) Misstatements or Omissions: The Agreement, the proforma financial statements applicable to Borrower's anticipated operations and all other information pertaining to the Borrower delivered to the Lender hereunder when taken together do not contain any untrue statement of a material fact and do not omit any statement of material fact necessary in order to make the statements contained herein not misleading in fight of the circumstances under which they are made.

     (l) Conflicts of Interest: To the best knowledge of Borrower:

         (i) The Borrower is not a principal shareholder of the Lender; controlled by a principal shareholder of Lender; or a director, officer, partner, relative, controlling person or affiliate of a principal shareholder of the Lender.

         (ii) No member of the Lender, nor any director, officer, partner, relative, controlling person, or affiliate of the Lender, or any person controlled by a member of the Lender, currently provides or plans to provide any financing assistance to Borrower contemporaneously with the Loan, and Borrower has not had any discussions with any such person regarding the provision of financing assistance Borrower.

        (iii) Borrower does not have nor does it expect to have a substantial business relationship with any other business firm which has a director, officer or controlling person who is also a director, officer or controlling person of the Lender, or who is the spouse of director, officer or controlling person of the Lender.

         (iv) Borrower nor any of its managers or members have loaned or will loan money to an associate of the Lender.

          (v) Borrower has not received financing assistance from any person associated with the Lender.

         (vi) No person associated with the Lender will receive, directly or indirectly, from the Borrower (a) compensation in connection with providing the Loan or (b) anything of value from procuring, influencing, or attempting to procure or influence the Lender's actions with respect to the providing of the Loan.

     (m) Ownership of Real Property: The Borrower does not own any real property of any kind or nature whatsoever.

     (n) Securities Law Compliance: Any securities issued by the Borrower or Inmold to its shareholders have been in compliance with all state and federal securities laws and regulations applicable to the respective securities issued.

     (o) Taxes: Except as set forth in Schedule 6(o) to this Agreement, all real and personal property taxes which have become a lien on any of the Borrower's property have been paid in full, and all federal, state and local taxes including, but not limited to FICA, withholding, MESC, use and SBT taxes have been paid.

     All Representations and Warranties by the Borrower shall survive delivery of the Note, the other Loan Documents and the closing of the Loan, and any investigation at any time made by or on behalf of the Lender shall not diminish Lender's right to rely thereon.

     7. SECURITY, ASSURANCE AND INSURANCE. To secure the faithful performance of this Agreement and the repayment of the indebtedness created hereunder, the Borrower shall do the following:

     (a) Collateral: The Borrower gives, assigns, and conveys to the Lender as collateral, the following: (1) the security interest pursuant to a Security Agreement, substantially in the form set forth in Exhibit "H" attached hereto, in the accounts receivable, inventory, equipment, furniture, fixtures and other tangible assets and after-acquired property ("All Assets") of the Borrower subject to a prior security interest of the Borrower's Senior Lenders pursuant to a Subordination Agreement with the Senior Lenders satisfactory to the Lender, and present and future money purchase security interests.

     (b) Further Assurances: On reasonable demand of the Lender, the Borrower shall furnish further assurances of title, execute any written agreement, or do any other acts necessary to effectuate the intended purposes and provision of this Agreement, execute any instrument or statement required by law or otherwise, in order to perfect and continue the security interest of the Lender in the collateral, and pay all costs of preparation and filing in connection therewith.

     (c) Insurance: The Borrower shall maintain, without expense to the Lender, a policy or policies of insurance with respect to All Assets, in an amount which is at least equal to the fair market value thereof, which policy or policies contain a deductible provision acceptable to the Lender naming the Lender as an insured party as its interest my appear and said policy shall contain a provision requiring that the insurer provide at least 30 days notice to the Lender prior to cancellation of said insurance. The Borrower shall deliver a certificate of such insurance to the Lender.

     8. AFFIRMATIVE COVENANTS. Until the payment in full of the Note, the Payments, the redemption of the Options and performance of all obligations of the Borrower hereunder, the Borrower shall:

         (a) Financial Statements: Furnish to the Leader: (1) monthly financial statements containing at a minimum a balance sheet and income statement prepared to the reasonable satisfaction of the Lender no later than 30 days after the end of each month, certified as true and correct by an officer of the Borrower; (2) if requested by the Lender, quarterly aging of accounts receivable and accounts payable prepared to the reasonable satisfaction of the Lender no later than 30 days after the end of each quarter, certified as true and correct by an officer of the Borrower; (3) reviewed annual financial statements containing balance sheet, statement of earnings, statement of equity, statement of cash flows and notes to financial statements within 90 days of the end of the Borrower's fiscal year prepared by an accounting firm which is satisfactory to the Lender; (4) such additional information, reports, budgets or statements as the Lender may from time to time reasonably request in connection with this Agreement.

            The Borrower shall also permit, upon reasonable notice, a representative of the Leader to inspect the books, records, budgets and documents received by the Members or properties of the Borrower at reasonable times and to make copies and abstracts of such books and records and any documents relating to such.

         (b) Taxes: Pay and discharge all taxes, assessments, and governmental charges upon it, its income, and its properties prior to the date on which penalties are attached thereto, unless and to the extent only that such taxes shall be contested in good faith and by appropriate proceedings by the Borrower.

         (c) Insurance: Maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, but not less than the coverage currently maintained by the Borrower as of the date of this Agreement, and furnish evidence and a detailed list thereof to the Lender on an annual basis.

         (d) Litigation : Promptly notify the Lender of any actions, suits, proceedings or claims before any court, governmental department, commission, board, bureau, agency or instrumentality, commenced or threatened against the Borrower involving $10,000.00 or more or which could materially affect the conduct of its business.

         (e) Maintenance: Maintain preserve and keep its properties and equipment, whether leased or owned, in good repair and working order and condition, ordinary wear and tear excepted, and will from time to time make all needed and proper repairs, renewals, replacements, additions and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, and comply with all the federal, state and local laws and regulations including environmental law.

         (f) Board of Directors: Maintain a Board of Directors, with a minimum of two directors, which shall hold meetings semi-annually, at a place and time acceptable to the Lender, and shall forward to the Lender copies of all documents given by the Borrower to its board of directors and shall allow a representative of the Lender to observe the board meetings and to provide the Lender with at least 14 days notice (unless Lender consents in writing to a shorter notice period) prior to each and every meeting of the Board. Lender may attend such meetings. Lender may call meetings with the management of the Borrower on an as needed basis. Borrower shall also cause Inmold to similarly notify the Lender of As Board meetings and allow a representative of the Lender to observe same.

         (g) Operating Budget : The Borrower's Board of Directors must approve the Borrower's annual operating budget and the Borrower shall provide the Lender with a copy of said annual operating budget at least 30 days prior to the beginning of each fiscal year.

         (h) Notice of Environmental Concerns: Notify the Lender of any hazardous or toxic substance or any other contaminant found in any property owned or leased by the Borrower other than in the ordinary course of its business and to immediately advise the Lender of any notice received from a public agency concerning environmental issues, including any notice regarding any environmental issue at any of the sites where the Borrower disposes of hazardous material, and provide the Lender if requested, with appropriate certificates of compliance with the provisions of Section 6(h) on a quarterly basis.

         (i) Corporate Existence and Due Qualification: Borrower shall preserve and maintain its corporate existence and good standing in the State of Michigan and qualify and remain qualified to do business in each jurisdiction where such qualification is required.

          (j) Compliance with all Laws: Comply with all laws, rules and regulations in effect or hereinafter promulgated by any federal, state or local government.

          (k) Information from Senior Lenders: Provide the Lender, within five days of receipt thereof with copies of any or all notices or information of a material nature received from the Borrower's Senior Lenders.

          (l) Compliance Certificate: If requested by Lender, provide the Lender with appropriate certification on a quarterly basis that the Borrower is in compliance with all the terms and conditions of this Agreement and that an Event of Default pursuant to Section 10 hereof has not occurred.

         (m) Use of Proceeds: The Borrower shall use the proceeds of the Loan for equipment purchase, project development funding and working capital, and for no other purpose without the written consent of the Lender.

         (n) Compliance with ERISA: Comply in all material respects with the Employee Retirement Income Security Act of 1974, as amended and the Internal Revenue Code of 1986, as amended, with respect to any federally insured pension plans it maintains now or in the future.

         (o) Changes in Management: Notify Lender in writing of any proposed changes in Borrower's senior management including chief executive officer, chief financial officer and general manager, which shall be subject to the approval of the Lender and said approval shall not unreasonably be withheld.

         (p) Management Fees: The Borrower shall limit management fees ("Management Fees") paid to Inmold to 2.5% of Gross Revenues without the written consent of the Lender which shall not unreasonably be withheld.

         (q) Wage Laws: Comply with all federal, state and local laws concerning wage payments, minimum wages and payment of withholding taxes.

         (r) Capital Expenditures: Obtain Lender's consent prior to any capital expenditures which exceed $500,000 annually. Consent shall be unreasonably withheld by Lender.

         (s) Management Compensation : The Borrower shall develop a compensation plan, including bonuses and retirement plans for senior management which shall be subject to the written consent of the Leader, which consent shall not unreasonably be withheld.

      9. NEGATIVE COVENANTS. Until payment in full of the Note and the performance of all other obligations of the Borrower hereunder, the Borrower and shall not, except with the prior written consent of the Lender:

         (a) Loans: Make loans or advances of money or products to any person, firm, or corporation.

         (b) Additional Borrowing and Guaranty. Issue, incur, assume, or have outstanding any indebtedness for borrowed money, including as such all indebtedness representing the deferred purchase price of property, any lease of property required to be capitalized under generally accepted accounting principles, any remaining balance of indebtedness, whether or not assumed, secured by liens and property,acquired by the Borrower existing at the time of acquisition, nor become liable, whether as an endorser, guarantor, surety, or otherwise, for any debt or obligation of any other person, firm, or corporation except the obligations of the Borrower currently owed to or authorized by its Senior Lenders.

         (c) Liens and Indebtedness: Pledge, mortgage or otherwise encumber, or subject to or permit to exist upon or be subjected to any lien, security interest or charge, any asset or any property of any kind or character at any time owned by the Borrower, except: (1) liens for taxes not yet due which are being contested; (2) purchase money security interest incidental to the conduct of its business, and (3) liens and encumbrances granted to Borrower's Senior Lenders.

         (d) Dividends and Purchase of Stock: Declare any dividends on any shares of its capital stock, whether common or preferred, hereinafter referred to as "Dividend Payments" or apply any of its property or assets to purchase, redeem or retire any of its shares of any class of its capital stock hereinafter referred to as "Stock Purchase Payments". Anything contained herein to the contrary notwithstanding, the payment of preferred stock dividends, or the redemption of preferred stock pursuant to redemption agreements in effect as of the date hereof, shall be allowed as along as (1) the Borrower is not in default according to the terms of this Agreement or any loan agreement with its Senior Lenders, or (2) any such dividend payment or redemption would not cause such a default.

         (e) Acquisitions and Investments: Make or have outstanding any investments, whether through purchase of stock or obligations or otherwise, in any other person, firm, or corporation; or acquire all or any substantial part of the assets or business of any other person firm, or corporation excepting any joint ventures existing as of the date hereof, without the consent of the Lender which shall not unreasonably be withheld.

         (f) Stock: Allow the issuance or sale of additional shares of capital stock or rights effecting the capital stock of Inmold, whether common or preferred, to other parties, except for the Options granted to the Lender pursuant to the terms and conditions of this Agreement, except for shares issued by Inmold for the purpose of acquiring other business entities and except for shares issued pursuant to a public offering or market making activity.

         (g) Changes in Business: Sell, assign, lease, transfer, or convey assets other than in the usual or regular course of business; merge or consolidate, except as contemplated previously herein, with any other corporation; enter into a joint venture or similar business arrangement with any third party; modify the nature and type of business presently engaged in.

         (h) Leases: Acquire the use or possession of any real or personal property under a lease or similar arrangement or to enter into any arrangement with any lender or investor providing for the leasing by the Borrower of any real or personal property theretofore owned by the Borrower, except in the normal course of business not to exceed $5,000 per month.

         (i) Environmental: The real property owned or leased by the Borrower or any sublessor shall not be used to store, use, or otherwise handle any hazardous or toxic substance or other contaminants, except in the ordinary course of Borrower's business, nor shall the Borrower allow any oil or gas tanks to be placed on any of its real property, whether owned or leased, or any other similar activities which might result in the raising of environmental issues regarding the property, nor shall the Borrower handle, arrange for transport, deliver for disposal or dispose of (directly or indirectly) any hazardous waste or hazardous substances so as to contaminate any property or give rise to any remediation, clean-up or damage obligation under any statute, rule, regulation, ordinance or other common law.

         (j) Transactions with Insiders or Related Companies: Make any material transactions with insiders or related companies except as disclosed to Lender in writing prior to closing. Moreover, Borrower shall not enter into any transaction or contract including, without limitation, the purchase, sale, exchange or rental of property or rendering of any service with any insider, affiliate or related party except in the ordinary course of business and pursuant to the reasonable requirements of the business of the Borrower and upon fair and reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arm's-length transaction at market rates with a person not an insider, affiliate or related party, other than as previously disclosed.

         (k) Management Fees. Pay to Inmold Management Fees if Borrower is delinquent in any payments to Lender or in default of this Agreement as set forth in Section 10 until such defaults are remedied.

         (1) Securities Registration. Sell or transfer its stock unless pursuant to a registration thereof under appropriate federal and/or state securities laws or regulations or pursuant to an opinion of Borrower's counsel reasonably acceptable to Lender indicating the sale or transfer is exempt from registration.

      10. EVENTS OF DEFAULT. Additional interest will be accrued upon any and all payments of principal, interest or Revenue Participation from the Borrower, which are made after they have become due and payable, whether at maturity or otherwise; and the Note and all other obligations set forth in the Agreement, at the option of the Lender, shall become immediately due and payable in full upon the occurrence of any one or more of the following events of default:

         (a) Payment of any installment of principal or interest on the Note or the Payments from the Borrower more than 10 days after it shall have become due and payable, whether at maturity or otherwise;

         (b) Any representation or warranty made or deemed made by the Borrower herein or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

         (c) The Borrower shall default in the observance or nonperformance of any agreement contained in Section 8 or 9 (Affirmative Covenants or Negative Covenants), or the Borrower shall default in the observance or performance of any other agreement contained in the Agreement (other than as provided in (a) through (b) above) or in any loan document, and such default shall continue unremedied for a period of 30 days after receipt of written notice from Lender; or

         (d) Default by the Borrower in the payment when due of any other indebtedness for borrowed money, taxes or the deferred purchase price of property, or default on any indebtedness or obligation guaranteed by the Borrower, or default by the Borrower under any loan agreement, mortgage, or lease agreement under or pursuant to which the same is issued and such default shall continue for a period of time as may be sufficient to permit the acceleration of such indebtedness; or

          (e) The dissolution termination of existence or business failure of the Borrower; or

          (f)  The application for the appointment of a custodian
(including without limitation of a receiver or trustee) of any part of the property of the Borrower; or

          (g) Institution by or against the Borrower of any proceeding under any bankruptcy, creditor arrangement, or reorganization, insolvency, or similar law; or

          (h) The Borrower's failure to pay its debts as they become due; or

          (i) The bringing of formal foreclosure proceedings against Borrower;

          (j) If any material event occurs which, in the reasonable judgment of the Lender, will endanger the collateral or the prospect of payment of any of the liabilities hereunder or performance of this Agreement is impaired, and such material event continues for a period of 30 days after receipt of written notice from Lender, or

          (k) One or more judgments or decrees shall be entered against Borrower involving in the aggregate a liability (not paid or fully covered by insurance) of $ 10,000.00 or more and such judgments or decrees shall not have been vacated, discharged, satisfied or stayed within 60 days from the entry thereof, or as otherwise agreeable to the Lender; or

          (l) Borrower or any sublessee handles, uses, stores, delivers for disposal, disposes of, transport or arranges for the transportation of any waste, whether hazardous or not, in any manner which is not in compliance with applicable law, or which contaminates any property or gives rise to any remediation or clean-up obligation under any law, rule, regulation ordinance or the common law beyond that disclosed in Schedule 6(h); or Borrower contaminates any real property owned or leased by it or any other property , or its real property is used to handle, treat or store, or becomes contaminated (including without limitation contamination of soil ground water and service water located on, in or under the real property) with, pollutants or any other substances which handling, treatment, storage or contamination may give rise to remediation or clean-up obligations with respect to its real property or the property of others under any law, rule, regulation ordinance or the common law; or their real property or any property to which Borrower delivers for disposal, disposes of, transports or arranges for transport (directly or indirectly) any waste listed on the National Priority List or any state listing which identifies sites for remedial cleanup or investigatory action.

         (m) (i) Any person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of Lender, likely to result in the termination of such plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event the continuance of such Reportable Event unremedied for ten (10) days after notice of such Reportable Event pursuant to Section 4043(a),(e) or (d) of ERISA is given or the continuance of such proceedings for ten days after commencement thereof, as the case may be, (iv) any plan shall terminate for purposes of Title IV of ERISA, or (v) any other event or condition shall occur or exist; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower to any tax, penalty or other liabilities which in the aggregate is material in relation to the business, operations, property or financial or other condition of Borrower.

         (n) Failure of Borrower to maintain appropriate insurance coverage as provided in Section 7.

         (o) Change of Borrower's senior management without prior Written consent of Lender.

         (p) Failure of Inmold to redeem lender's Options when requested to do so by the Lender.

   11. REMEDIES.

        (a) Upon the occurrence of any Event of Default as set forth in Section 10 above, and at any time thereafter, at the election of the Lender and by notice of default to Borrower, the Lender may declare the Loan (with accrued interest thereon) and all other amounts owing to the Lender under the Agreement and the Note (including without limited the Payments due to date) to be due and payable forthwith, whereupon the same shall immediately become due and payable. Further, additional interest will be accrued and payable upon any and all late payments, at the Lender's option. In addition to any rights granted hereunder or in any Loan Documents delivered in connection herewith and subject to the rights of Senior Lenders, the Lender shall have all rights and remedies granted by any applicable law, all of which shall be cumulative. Except as expressly provided above in this Section 11, presentment, demand, protest and other notices of any kind are hereby expressly waived.

         (b) Further, upon the occurrence of any Event of Default, which remains uncured for 30 days, the Lender is authorized, at the Borrower's expense to hire a consultant or "work-out" specialist for the purpose of assisting Borrower with its business operation.

     12. EXPENSES. The Borrower agrees to pay all out-of-pocket expenses of the Lender, including the fees and expenses of its counsel lien searches, credit reviews and environmental review, in connection with the preparation of this Agreement and the supporting documentation in connection with the Loan expenses in connection with the attending of this Agreement or waiving any provision contained herein or incidental to the enforcement of any provision of this Agreement, the Note, the Security Agreement, the Options and the Revenue Participation Agreement.

     13. MISCELLANEOUS. The following miscellaneous provisions shall apply:

         (a) Rights: This Agreement and all of the covenants, warranties, and representations of the Borrower and all of the powers and rights of the Lender hereunder shall be in addition to and cumulative of all other covenants, representations, and warranties of the Borrower and all other rights and powers of the Lender contained in, or provided for in, any other instrument or document now or hereafter executed and delivered by the Borrower to or in favor of the Lender. No delay or failure on the part of the Lender in the exercise of any power or right shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any other or further exercise thereof or the exercise of any other power or right; and the rights and remedies of the Lender are cumulative to and not exclusive of any rights or remedies which it would otherwise have. No waiver, consent or modification, or amendment shall be effective as against the Lender unless the same is in writing and signed by an officer of the Under. No such amendment, modification, waiver, or consent shall extend to or affect any obligation or right except to the extent expressly provided for therein. All computations and determinations of the assets and liabilities of the Borrower for the purpose of this Agreement shall be made in accordance with generally accepted principles of accounting consistently applied, except as may be otherwise specifically provided herein.

         (b) Notice : If to Lender, 2545 Spring Arbor Road, Jackson, Michigan 49203, or if to Borrower, at 3910 Industrial Drive, Rochester Hills, Michigan 48309, and to Inmold at 901 Wilshire Dr., Suite 360, Troy, Michigan 48084.

         (c) Reimbursement for Expenses: The Borrower agrees to pay and reimburse the Lender for all reasonable expenses and damages paid or incurred by the Lender, including court costs and attorney fees, arising out of a default hereunder or the collection of the Note, the Payments or any other liability, or in preserving or protecting or exercising the right of the Lender hereunder or with respect to any collateral or security for the Note or other liabilities, including all of the foregoing, incurred in any bankruptcy, arrangement, or reorganization proceeding involving the Borrower. Upon the occurrence of an Event of Default, any or all indebtedness owing by the

Lender to the Borrower may at any time without notice or demand be offset and applied to any indebtedness or liability of the Borrower to the Lender, whether or not then due.

         (d) Binding Effect: This Agreement shall be binding upon and shall inure to the benefit of the Borrower and the Lender, their successors and assigns, including any subsequent holder or holders of the Note or any interest therein.

         (e) Environmental Inspection: The Lender reserves the right at any time with reasonable cause to have an environmental expert visit any of the properties owned or leased by the Borrower and inspect same for any contaminants at Borrower's expense.

         (f) No Partnership or Joint Venture Established: Nothing contained in the Agreement or any other Loan Document, and no action taken by the Lender pursuant hereto or thereto shall be deemed to create a partnership, joint venture or other entity or business relationship between the Lender and the Borrower except that created in a conventional commercial loan transaction. It is acknowledged by the Borrower that the Under assets no dominion or control over the business operations of the Borrower other than for purposes of monitoring its business operations to protect its interest in the Collateral as a secured creditor of the Borrower.

     14. GOVERNING LAW. The Agreement shall be governed by the laws of the State of Michigan.

     15. SURVIVAL OF TERMS REPRESENTATIONS AND WARRANTIES. The terms and conditions of this Agreement and the Representations and Warranties contained herein or incorporated by reference shall continue and survive the closing of this transaction and shall continue and survive the Loan Term and shall continue and survive thereafter and shall not terminate or expire until all of the Options to purchase stock in Inmold or stock in Inmold held by the Leader has been redeemed, notwithstanding payment of the Loan in full.

     16. INDEMNIFICATION. The Borrower hereby agrees to indemnify and hold harmless the Lender for any and all losses or damages suffered by the Lender resulting from the Borrower's operation of its business.

     17. JURY TRIAL WAIVER. The Borrower and the Lender hereby irrevocably and unconditionally waive trial by jury in any legal action or proceeding relating to this Agreement or the transaction contemplated hereby.

    Executed at Farmington Hills, Michigan, on the day and year first above written. This Agreement may be executed in any number of counterparts, each counterpart constituting an original, but altogether one agreement.


                                        LENDER:
                                        Horizon BIDCO Investment Co.




                                        By: [illegible]
                                           ----------------------------



                                        Its: President
                                            ---------------------------

                                        BORROWER:
                                        G-P PLASTICS, INC.


                                        By: /s/ Filipp J. Kreissl
                                           ----------------------------

                                        Its: General Manager

                                 EXHIBIT "A"

                               PROMISSORY NOTE

$500,000.00                                                   Jackson, Michigan
                                                                June 12,1997


     FOR VALUE RECEIVED, G-P PLASTICS, INC., a Michigan corporation, ("Maker"), promises to pay to Horizon BIDCO Investment Co., ("Payee"), or order the sum of $500,000.00 in lawful money of the United States of America, ("Loan"), at the principal OFFICE of the Payee at 2545 Spring Arbor Road, Jackson, Michigan 49203, or at such other place as the holder hereof may designate by written notice to the Maker, with the principal and interest being payable in the manner and at the times hereinafter set forth.

                                  Security

     1. This Promissory Note ("Note") is issued pursuant to a Business Loan Agreement ("Agreement") of even date herewith and is secured by a certain Security Agreement on all of the assets of the Maker, ("Security Agreement"), bearing the same date as this Note.

                      Payment of Principal and Interest

     2. The obligation shall be paid over a 60 month period ("Loan Term") with nine initial monthly payments of interest only, monthly payments of principal and interest for 51 months of $11,505.00. Monthly payments to commence June 30, 1997, and shall be due the last day of each month thereafter, with the entire unpaid balance due and owing 60 months from the date hereof Interest shall begin to accrue as of the date hereof as hereinabove set forth. Interest shall be included on the unpaid portion of the principal balance in the amount of the Prime rate as published from time to time in the Wall Street Journal plus 4%, adjusted at the end of each calendar quarter, but not less than 13.5% per annum, which shall be calculated on the basis of a 360 day year with payments, as hereinabove set forth.

                               Late Payment Fee

     3. A late payment fee in the amount of 5% of the monthly installments due and owing will be assessed against the Maker in the event the monthly payment required hereunder is received by the Payee after the due date.

                               Event of Default

     4. The following shall constitute Events of Default hereunder, upon the happening of any one or more of which the entire unpaid balance of the principal, the accrued interest and all other sums secured hereunder, at the option of the Payee, shall become immediately due and payable without notice:

            a) The failure of the Maker to pay any installment of principal and/or interest according to the terms and conditions of this Note more than 10 days after it shall become due and payable, whether at maturity, by notice of intention to prepay, or otherwise.

            b) The occurrence of any Event of Default as defined in the Agreement or a default according to the terms and conditions of the Security Agreement.

                                    Waivers

     5. The failure by the Payee to exercise the option provided for in Paragraph 4 of this Note shall not constitute a waiver of the right to exercise it in the event of any subsequent default. Presentment, notice of dishonor and protest are hereby waived by Maker and this Note shall be binding upon the Maker, its successors and assigns.

                          Construction and Assignment

     6. The words "Maker" and "Payee" include singular or plural, individual partnership or corporation, and the respective assigns of the Maker or the Payee, as the case may be. The use of any gender applies to all genders. If more than one party is named as the Maker, the obligation hereunder of each such party is joint and several. The Maker shall not assign this Note or the obligation created hereunder without the express written consent of the Payee. The Payee may assign or negotiate the obligation created hereunder, subject to applicable securities laws and/or exemptions therefrom.

                          Attorneys' Fees and Costs

     7. The Maker agrees to pay to the holder of this Note, the reasonable cost of collection, expenses and attorneys' fees paid or incurred in connection with the collection or enforcement of this Note, whether or not suit is filed, and the costs of any suit and any attorneys' fees adjudged by a court in any action to enforce payment of this Note or any part of it.

                                  Prepayment


     8. Prepayment of the balance of the Loan shall not be permitted during the first 24 months of the Loan Term After month 24 of the Loan Term, only Prepayment of the entire principal balance plus accrued interest shall be allowed and shall be without a Prepayment penalty.

                                 Governing Law

     9. This Note shall be governed by the laws of the State of Michigan.





                                                  G-P PLASTICS, INC.


                                                  By:________________________

                                                  Its:_______________________

                                 EXHIBIT "B"

                        REVENUE PARTICIPATION AGREEMENT

     AGREEMENT entered into this 12th day of June, 1997, by and between G-P PLASTICS, INC., a Michigan corporation, of 3910 Industrial Drive, Rochester Hills, Michigan 48309, hereinafter referred to as the "Borrower", and Horizon. BIDCO Investment Co., a Michigan corporation organized under the Michigan BIDCO Act of 2545 Spring Arbor Road, Jackson, Michigan, hereinafter referred to as "Lender".

     WITNESSETH:

     WHEREAS, the parties hereto have entered into a Business Loan Agreement ("Agreement") of even date herewith whereby the Lender has agreed to loan to the Borrower $500,000.00 ("Loan"); and

     WHEREAS, in order to induce the Lender to loan funds to the Borrower, the Borrower has agreed, as additional consideration, to allow the Lender to participate in a portion of the revenue earned by the Borrower according to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the Agreement and other good and valuable consideration, the parties hereto agree as follows:

        1. Term. The revenue participation ("Revenue Participation") shall commence on the date hereof and shall continue throughout the 60 month loan term even if the Loan is prepaid ("Loan Term").

        2. Amount of Participation. The Lender shall participate in the Borrower's gross revenues ("Gross Revenues") generated during the Loan Term by the Borrower's existing company or companies and any successor or affiliate companies formed during the Loan Terra, and such payments ("Payments") shall continue throughout the entire Loan Term, even in the event of prepayment and thereafter if the Loan remains unpaid at the end of the Loan Term. Gross Revenues from all sources generated during the Loan Term shall be determined using generally accepted accounting principles applied on a consistent basis as prescribed by the American Institute of Certified Public Accountants, as set forth in the Borrower's, fiscal year-end reviewed financial statement. If the Gross Revenues generated by Borrower from all sources for any fiscal year of Borrower are between

$12,000,000.00 and $15,500,000.00, the participation by the Lender shall be an amount equal to .75% of the Gross Revenues generated by the Borrowe between $ 12,000,000.00 and $15,500,000.00. If Gross Revenues generated by the Borrower from all sources are in excess of $15,500,000, the Lender shall receive further revenue participation, in addition to the .75% on the amount between $12,000,000.00 and $15,500,000.00, equal to 1.25% of Gross Revenues generated by the Borrower in excess of $15,500,000. Revenue Participation payments for the period commencing on the date of this Agreement and ending September 30, 1997, shall be on a proportionate basis according to the above-referenced formula. Revenue Participation payments for any short year at the end of the Loan Term shall likewise be on a proportionate basis.

            3. Payment. Revenue Participation payments shall be made on a calendar quarter basis during the Loan Term.

            4. Estimated Payments. Estimated payments shall be made within 30 days after the end of the first calendar quarter during the Loan Term in which Revenue Participation payments are due, and each calendar quarter thereafter based upon the unaudited financial statements prepared by the Borrower or its certified public accountant until the end of the Loan Term.

            The Revenue Participation payments for each calendar quarter shall be estimated and paid as follows:

                 (a) For the initial period ("Initial Period") commencing on the date hereof and ending at the end of the first calendar quarter af ter said date, the Borrower shall determine its Gross Revenues for the Initial Period on an annualized basis for the purpose of apply ing the Revenue Participation Formula (Formula) as set forth in Section 2 above. Borrower shall then make proportionate quarterly Revenue Participation payment based upon the number of days in the Initial Period divided by 360.

                (b) Gross Revenues for each calendar quarter thereafter during the Loan Term shall be determined by the Borrower and annualized for the purpose of applying the Formula and the amount so determined as the annual Revenue Participation payment shall be divided by fo ur and paid to the Lender as the quarterly estimated Revenue Participation payments.

                 (c) The estimated Revenue Participation payment for the final period of the Loan Term shall be determined in the same manner as said payment was determined for the Initial Period.

         5. Adjustment. Within 30 days of receipt of the Borrower's fiscal year-end reviewed financial statement the Borrower shall determine the actual Revenue Participation payments due pursuant to the Formula as set forth above for the fiscal year to which such statement relates and notify the Lender of the result of such determination. Within 30 days thereafter, Borrower, shall pay to Lender any deficiency due, or the Lender shall refund to the Borrower any overpayment made.

         6. Accounting. Each Payment by the Borrower to the Lender, whether estimated or otherwise, shall be accompanied by an accounting substantially in the form set forth in Exhibit "A" setting forth the calculation which was used to determine the amount of the payment.

         7. Review of Books and Records. The Borrower will permit Lender or its representatives to examine and make copies of Borrower's books and records related to the determination of the Revenue Participation payments during the normal business hours and upon reasonable notice, for the purpose of verifying the calculations of such Revenue Participation payments.

         8. Dispute Resolution. If the Lender believes that the Borrower's calculation of any Revenue Participation payment hereunder is not accurate, then the Lender may select an independent certified public accountant to conduct an examination of the Borrower's and its subsidiaries'books and records to review the calculation of the Revenue Participation payment If after such examination there exists a material dispute with respect to such calculation, the matter shall be resolved by arbitration in accorda nce with the Commercial Arbitration Rules of the American Arbitration Association in Detroit Michigan, the determination in such arbitration shall be binding upon the parties, and judgment may be entered upon such arbitration decision by any court having jurisdiction. The arbitrator shall be an audit partner of a nationally recognized accounting firm not affiliated with the Lender or Borrower and acceptable to both of them. If any examination discloses an underpayment of the amount due to the Lender, which Borrower agrees with or is determined in a final judgment to be correct Borrower shall reimburse Lender for the costs of any such examination and arbitration, including without limitation, reasonable attorney fees. If any such examination discloses the Borrower's initial calculation was correct or overstated, Lender shall pay for the costs of any such examination and arbitration, including, without limitation, reasonable attorney fees.

         9. Late Payment Fee. A late fee in the amount of 5.0% of the amount of the Payment due and owing shall also be due and payable to Lender by Borrower in the event any Payment required hereunder is received by the Lender after the due date.

        10. Binding Effect. This Revenue Participation Agreement shall be binding upon the Borrower, and its successors and assigns, and shall inure to the benefit of the Lender and its successors and assigns.

        11. Governing Law. This Agreement shall be governed by the laws of the State of Michigan.

    IN WITNESS WHEREOF, this Agreement is signed on the day and year first above written.


                                            G-P PLASTICS, INC.


                                            By:__________________________

                                            Its:_________________________


                                            Horizon BIDCO Investment Co.


                                            By:__________________________

                                            Its:_________________________

                                 EXHIBIT "A"
                  (Revenue Participation Payment Accounting)

                                  EXHIBIT "C"
                  (Revenue Participation Payment Accounting)

                                  EXHIBIT "D"


                                 STOCK OPTION

                                Grant of Option

    1. FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, INMOLD, INC., an Indiana corporation, hereinafter referred to as the "Corporation", grants to HORIZON BIDCO INVESTMENT CO., a Michigan corporation organized under the Michigan BIDCO Act hereinafter referred to as "BIDCO", the right to acquire up to 75,000 shares of common stock of the Corporation at $. 10 per share ("Exercise Price"), at any time and from time to time during the Loan Term as defined in a Business Loan Agreement ("Agreement") of even date herewith between BIDCO and G-P Plastics, Inc. ("G-P"), a subsidiary of the Corporation, and for 24 months after the expiration of the Loan Term ("Exercise Period") subject to the following provisions, terms and conditions.

                            Procedure for Exercise

     2. The right to purchase granted under this option may be exercised by BIDCO in whole or in part but not as to a fractional share, by surrender of this option, properly endorsed if required, at the principal office of the Corporation, and by delivering payment to the Corporation by certified check or bank check of the aggregate Exercise Price for the number of shares purchased. The shares purchased shall be deemed to be issued to BIDCO as the record owner as of the close of business on the date on which this option is surrendered and payment is made for the shares. Certificates representing the shares purchased shall be delivered to BIDCO within 10 days after the rights represented by this option have been properly exercised. Unless this option shall have expired or shall have been fully exercised, a new option in the same form as this option, representing any number of shares for which this option shall not have been exercised, shall also be delivered to BIDCO within that time.

               Shares to be Fully Paid and Reservation of Shares

     3. The Corporation covenants and agrees that all shares that may be issued on the exercise of the rights represented by this option shall, on issuance, be fully paid and nonassessable and free from all taxes, hens and charges related to the issuance of the shares. The Corporation further covenants and agrees that during the period within which the rights represented by this option may be exercised, the Corporation shall, at all times, have authorized and reserved for the purpose of issuance or transfer on exercise of this option a sufficient number of the shares subject to this option to provide for its exercise.

                           Exercise Price Adjustment

     4. If the Corporation shall, at any time, subdivide the outstanding shares of the class of shares covered by this option into a greater number of shares, the Exercise Price shall be proportionally reduced and the number of shares covered by this option shall be proportionally increased. Conversely, if the outstanding shares shall be combined into a smaller number of shares, the Exercise Price shall be proportionally increased and the number of shares covered by this option shall be proportionally reduced. In the event of any reorganization, reclassification, consolidation, merger or sale of all or substantially all of the assets of the Corporation, BIDCO shall subsequently have the right to purchase and receive the securities or assets that BIDCO would have received or been entitled to receive had BIDCO been a holder or an aggregate number of outstanding shares at the effective time of the reorganization, reclassification, consolidation, merger or sale. This right shall be on the basis and on the terms and conditions specified in this option and shall replace the right to purchase the shares specified in this option.

                      Right to Acquire Additional Shares

     5. Pursuant to the terms of the Agreement in the event the Gross Revenues, as defined in the Agreement, of G-P do not exceed $17,500,000 annually by its fiscal year ending in 2001, the,Corporation shall grant to BIDCO the right to acquire an additional 10,000 shares of the common stock of the Corporation at the Exercise Price, subject to any adjustment pursuant to Section 4 above, at any time during the Exercise Period. A new option in the same form as this option shall be delivered to BIDCO within 10 days of receipt by G-P of its reviewed financial statement for its fiscal year ending in 2001.

                         Absence of Rights of Holder

     6. This option shall not entitle BIDCO to any rights as a shareholder of this Corporation prior to the exercise of this option.

                             Redemption of Option

     7. BIDCO, at its option, may require the Corporation to redeem the options granted, hereunder, or hereafter granted pursuant to Section 5 hereof at a price equal to $2.10 per share during the 60 day period ("Redemption Period") commencing with the day the Loan Term expires. In the event of prepayment the 60 day Redemption Period shall commence on the date of prepayment. BIDCO shall notify the Corporation in writing at any time during the Redemption Period of its desire to have the options redeemed.

     IN WITNESS WHEREOF, INMOLD, INC. has caused this option to be executed by its duly authorized officers on_________________,1997.


                                             INMOLD, INC.


                                             By:_________________________


                                             Its:________________________

                                 EXHIBIT "E"

                            SUBORDINATION AGREEMENT

     THE SUBORDINATION AGREEMENT is made and entered into by and among ___________, (the "Officer"), HORIZON BIDCO INVESTMENT CO., a Michigan Business Industrial Development Corporation, ("BIDCO"), and G-P PLASTICS, INC., a Michigan corporation, ("Company").

                                   RECITALS
     A. The Company wishes to obtain credit from BIDCO pursuant to a Business Loan Agreement between the Company and BIDCO pursuant to a Promissory Note in favor of BIDCO, all of which are dated June 12, 1997 (collectively the "BIDCO Documents").

     B. The Company is indebted to the Officer pursuant to a promissory note dated________________,a copy of which is attached hereto (the "Officer Note").

     C. As a condition to entering into the BIDCO Documents, BIDCO has required the execution and delivery of this Agreement and the Officer desires to aid the Company in obtaining credit from BIDCO.

     NOW, THEREFORE, to induce BIDCO to extend credit to the Company and in consideration of such extension of credit the parties hereby agree as follows:

     1. Subordination of Principal and Interest Payments to Officer. The obligations and liabilities of the Company to the Officer pursuant to the Officer Note, including principal and interest, whether direct or indirect, absolute or contingent secured or unsecured, due or to become due, now existing or hereafter arising, and however evidenced, are subordinated in right of payment in the manner set forth herein to the obligations of the Company to BIDCO, including principal and interest and Revenue Participation Payments, whether direct or indirect absolute or contingent secured or unsecured, due or to become due, now existing or hereafter arising, and whether accrued before or after the filing of a petition in bankruptcy or insolvency or similar proceeding, and however evidenced (the "Senior Indebtedness").

      2. Right of Officer to Payments . The Officer shall be entitled to receive, and the Company shall be entitled to pay to the Officer, payment of principal and interest pursuant to the terms of the Officer Note but subject to the restrictions set forth in Section 5(i) of said

Business Loan Agreement; provided however that if an Event of Default has occurred and is continuing under the BIDCO Documents, the Officer shall not be entitled to receive, and the Company shall not be entitled to pay to the Officer, any payment (whether of principal, interest or otherwise), pursuant to the Officer Note, and the Officer shall not ask, demand, take or receive any such payment until such time such an Event of Default is waived in writing by BIDCO or cured.

     3. Principal Payments Held in Trust. If the Officer receives any payment which he is not permitted to receive pursuant to Section 2, the Officer shall promptly deliver the same to BIDCO in the form received (except for endorsement or assignment as may be required by BIDCO), for application to the Senior Indebtedness, and until so delivered, the same shall be held in trust by the Officer as the property of BIDCO. If the Officer fails to make any such endorsement or assignment BIDCO is hereby irrevocably authorized to make the same.

     4. Notices Provided by Office . The Officer shall provide BIDCO with 30 days prior written notice before the Officer may sue for the whole or any part of the amounts owing by the Company to the Officer pursuant to the Officer Note (the "Subordinated Indebtedness ").

     5. Amendment of BIDCO Documents and Officer Note. At any time and from time to time, BIDCO may enter in such agreement or agreements with the Company as BIDCO may deem proper (i) extending the time of payment or otherwise amending or modifying the terms of the BIDCO Documents, or (ii) affecting any security underlying any or all of such obligations, or may exchange, sell or surrender or otherwise deal with any such security without notice to the Officer and the Officer and Company must obtain the prior written consent of BIDCO, which consent shall not be unreasonably withheld, to any amendment of the Officer Note (including without limitation the repayment schedule thereof).

     6. Waivers. No waiver shall be deemed to be made by either party of any of its rights hereunder unless the same shall be in writi ng signed on behalf of the party making the waiver, and each such waiver, if any, shall be a waiver only with respect to the specific matter or matters to which the waiver relates and shall in no way impair the rights of such party in any other respect at any time.

     7. Acceptance. Notice of acceptance by each party of this Agreement is hereby waived by the other parties, and this Agreement and all of the terms and provisions hereof shall be immediately binding upon all of the parties from the date of execution hereof

     8. Assignees, Governing Law. This Agreement shall bind or inure to the benefit of the parties and their respective successors and assigns, and shall be construed according to the laws of the State of Michigan.

     9. Successors. The term "Company" as used herein, includes any person, corporation, partnership or business entity which succeeds to the interests or business of the Company named above, and the terms "Senior Indebtedness" and "Subordinated Indebtedness" include indebtedness of any such successor Company to BIDCO and the Officer.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of June 12, 1997.


                                  HORIZON BIDCO INVESTMENT CO.

                                  By:
                                      ---------------------------

                                  Its:
                                      ---------------------------


                                  G-P PLASTICS, INC.


                                  By:
                                      ---------------------------

                                 Its:
                                      ---------------------------

                                 OFFICER

                                 --------------------------------

                                  EXHIBIT "F"

                              G-P PLASTICS, INC.
                 CONSENT RESOLUTION OF THE BOARD OF DIRECTORS


     The undersigned Directors of G-P Plastics, Inc., a Michigan corporation, "Corporation", acting without a meeting and by unanimous consent pursuant to
Section 525 of the Michigan Business Corporation Act of 1989, hereby adopt the following preambles and resolutions, the said preambles and resolutions to have fall force and effect as if adopted at a duly called meeting of the Board of Directors held on June 12, 1997.

     WITNESSETH:

     WHEREAS, the Corporation desires to borrow capital from Horizon BIDCO Investment Co. in an amount of $500,000.00 for the purpose of providing working capital, equipment purchase and project development in the normal course of business.

     WHEREAS, Horizon BIDCO Investment Co. has agreed to loan funds to the Corporation.

     THEREFORE, BE IT


          RESOLVED, that the Corporation be authorized to borrow $500,000.00 from Horizon BIDCO Investment Co. and to enter into a Business Loan Agreement, a Promissory Note, Revenue Participation Agreement Security Agreement and any other related documents as Horizon BIDCO Investment Co. may reasonably require relating to the existence of the Corporation, the corporate authority for and the validity of said Agreement, and any other matters relevant thereto.


          FURTHER RESOLVED, that any of the officers of the Corporation are authorized to execute the Business Loan Agreement the Promissory Note, Revenue Participation Agreement and any and all other related documents as may be required by Horizon BIDCO Investment Co. on behalf of the Corporation.


                                               ----------------------------


                                               ----------------------------

                             E X H I B I T    "G"
                     Officers, Directors and Shareholders


Directors                                              Indebtedness

                                                      $
---------------------------                            ------------
                                                      $
---------------------------                            ------------
                                                      $
---------------------------                            ------------
                                                      $
---------------------------                            ------------
                                                      $
---------------------------                            ------------


Officers
                                  President           $
---------------------------                            ------------
                                  Secretary           $
---------------------------                            ------------
                                  Treasurer           $
---------------------------                            ------------
                                                      $
---------------------------      ---------------       ------------
                                                      $
---------------------------      ---------------       ------------

---------------------------                            ------------

Shareholders
                                                      $
---------------------------                            ------------
                                                      $
---------------------------                            ------------
                                                      $
---------------------------                            ------------
                                                      $
---------------------------                            ------------
                                                      $
---------------------------                            ------------
                                                      $
---------------------------                            ------------



Relatives of Officers, Directors and Shareholders

                                                      $
---------------------------                            ------------
                                                      $
---------------------------                            ------------
                                                      $
---------------------------                            ------------

                                  EXHIBIT "H"

                              SECURITY AGREEMENT

     This Security Agreement is entered into on _________, 1997, by and between G-P PLASTICS, INC., the "Debtor", of 3910 Industri al Drive, Rochester Hills, michigan 48-' )09, and Horizon BIDCO Investment Co., the "Secured Party".

     For value received, the Debtor hereby grants to Secured Party a security interest in and to all of the Debtor's tangible and intangible real and personal property and fixtures, whether now owned or hereafter acquired, including, but not limited to, goods, documents, inventory, instruments, equipment@ furniture, fixtures, trade fixtures, contract rights, accounts receivable, licenses and motor vehicles, together with the proceeds from the sale or other disposition thereof and the products thereof (the "Collateral"). The Collateral shall be considered to be all of the assets of the Debtor. Such security interest shall be subject to the security interest of the Debtor's Senior Lenders or substitute senior lender in the Collateral pursuant to consent given by Secured Party under the terms and conditions of the Business Loan Agreement between Debtor and Secured Party of even date herewith, and in pari passu with all other holders of subordinated indebtedness. The Debtor hereby pledges, assigns, transfers and gran ts to the Secured Party a security interest in the Collateral to secure (1) the Debtor's Note of even date herewith in the amount of $500,000.00 to the Secured Party, payable as to principal and interest as provided in the Note; (2) future advances by the Secured Party to the Debtor, to be evidenced by similar notes; (3) all expenditures by the Secured Party for taxes, insurance and repairs to and maintenance of the Collateral incurred by the Secured Party in the collection and enforcement of the Note an d other indebtedness of Debtor; and (4) all liabilities of Debtor to Secured Party now existing or incurred in the future, matured or unmatured, direct or contingent and any renewals, extensions, and substitutions of those liabilities, and any other obligations of the Debtor pursuant to a certain Business Loan Agreement of even date herewith, including, but not limited to, revenue participation payments.

     The Debtor warrants, covenants and agrees as follows:


                                     Title

     1. Except for the security interest granted to Debtor's Senior Lenders and the security interest granted by this Agreement and t he security interest granted to other holders of subordinated indebtedness from time to time as permitted by the Business Loan

Agreement the Debtor has, or on acquisition will have, full title to the Collateral free from lien, security interest encumbrance, or claim, and the Debtor will, at the Debtor's cost and expense, defend any action that may affect the Secured Party's security interest in, or the Debtor's title to, the Collateral.

                              Financing Statement

     2. No Financing Statement covering the Collateral or any part of it or any proceeds of it is on file in any public office with the exception of a financing statement filed by the Debtor's Senior Lenders and the security interest granted to other holders of subordinated indebtedness from time to time as permitted by the Business Loan Agreement and, at the Secured Party's request, the Debtor will join in executing all necessary financing statements in forms satisfactory to the Secured Party and win further execute all other instruments deemed necessary by the Secured Party.

                   Sale, Lease or Disposition of Collateral

     3. The Debtor will not without the written consent of the Secured Party, except for the sale of inventory in the ordinary course of business, sell contract to sell, lease, encumber, or dispose of the Collateral or any interest in it until this Security Agreement and all debts secured by it have been fully satisfied.

                                   Insurance

     4. The Debtor will insure the Collateral with companies acceptable to the Secured Party against the casualties and in the amounts that the Secured Party shall reasonably require with a loss payable clause in favor of the Debtor and Secured Party as their interest may appear, and, subject to the interest of the Debtor's Senior Lenders, the Secured.Party is authorized to collect sums that may become due under any of the insurance policies and apply them to the obligation secured by this Agreement.

                           Protection of Collateral

     5. The Debtor will keep the Collateral in good order and repair and will not waste or destroy the Collateral or any part of it. The Debtor will not use the Collateral in violation of any statute or ordinance, and the Secured Party will have the right to examine and inspect the Collateral at any reasonable time.

                                     Taxes

     6. The Debtor will pay promptly when due all taxes and assessments on the Collateral or for its use and operation.

                 Security Interest in Proceeds and Accessions

     7. The Debtor grants to the Secured Party a security interest in and to all proceeds, increases, substitutions, replacements, additions and accessions to the Collateral. This provision shall not be construed to mean that the Debtor is authorized to sell lease or dispose of the Collateral without the consent of the Secured Party.

                           Reimbursement of Expenses

     8. At the option of the Secured Party, the Secured Party may discharge taxes, liens, interest or perform or cause to be performed for and on behalf of the Debtor any actions and conditions, obligations or covenants that the Debtor has failed or refused to perform, and may gay for the repair, maintenance and preservation of the Collateral. All sums so expended, including but not limited to attorneys' fees, court costs, agents fees or commissions or any other costs or expenses, shall bear interest from th e date of payment at the annual rate of 21.5% per annum calculated on the basis of a 360 day year and shall be payable at the place designated in the Debtor's Note and shall be secured by this Security Agreement.

                               Books of Account

     9. The Debtor will, at reasonable times and from time to time, allow the Secured Party or any of its officers, employees or representatives to examine and inspect and make abstracts from Debtor's books and other records and, where accounts or contract rights are part of the CollateraL to arrange for verification of accounts, under reasonable procedures, directly with account debtors or by other methods and permit the Secured Party to inspect inventory and motor vehicles.

                                    Payment

     10. The Debtor will pay the Note secured by this Security Agreement and any other indebtedness secured by this Agreement in accordance with the terms and provisions of the indebtedness and will repay immediately all sums expended by the Secured Party in accordance with the terms and conditions of this Security Agreement.

                          Change of Place of Business

     11. The Debtor will promptly notify the Secured Party of any change of Debtor's chief place of business, or place where records concerning the Collateral are kept.

                        Time of Performance and Waiver

     12. In performing any act under this Security Agreement and the Note, time shall be of the essence. The Secured Party's acceptance of partial or delinquent payments, or the failure of the Secured Party to exercise any right or remedy, shall not be a waiver of any obligation of the Debtor or right of the Secured Party or constitute a waiver of any other similar default that occurs later.

                                    Default

     13. The Debtor shall be in default under this Security Agreement on the occurrence of any event of default under the Business Loan Agreement the Note or the Revenue Participation Agreement.

                                   Remedies

     14. On the occurrence of any event of default, and at any later time, the Secured Party, at its option, may declare all obligations secured due and payable immediately. The Secured Party may require the Debtor to assemble the Collateral and make it available to the Secured Party at any place to be designated by the Secured Party that is reasonably convenient to both parties. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized mar ket the Secured Party will give the Debtor reasonable notice of the time and place of any public sale or of the time after which any private sale or any other intended disposition of the

Collateral is to be made. The requirements of reasonable notice shall be met if the notice is mailed, postage prepaid, to the address of the Debtor shown at the beginning of this Security Agreement at least five days before the time of the sale or disposition. Expen ses of retaking, holdings, preparing for sale, selling, or the like shall include the Secured Party's reasonable attorneys' fees and legal expenses.

                           Miscellaneous Provisions

     15. a. Michigan Law to Apply: This Security Agreement shall be construed under and in accordance with the Uniform Commercial Code and other applicable laws of the State of Michigan.

         b. Parties Bound: This Security Agreement shall be binding on and inure to the benefit of the parties and their respective successors and assigns as permitted by this Security Agreement.

         c. Legal Construction: In case any one or more of the provisions contained in this Security Agreement shall for any reason be hel d invalid, illegal, or unenforceable in any respect the invalidity, illegality or unenforceability shall not affect any other provisi on of this Security Agreement and this Security Agreement shall be construed as if the invalid, illegal or unenforceable provision ha d never been contained in it.

         d. Prior Agreement Superseded: This Security Agreement constitutes the only agreement of the parties and supersedes a ny prior understandings or written or oral agreements between the parties respecting the subject matter of this Security Agreement.

         e. Definitions: All terms used in this Security Agreement that are defined in the Uniform Commercial Code of Michigan shall have the same meaning in this Security Agreement as in the Code and all terms used herein shall have the same assigned in the Business Loan Agreement between the parties hereto of even date herewith.

         f. Amendment: The Security Agreement may only be amended by written notice signed by all the parties hereto.

        g. Release of Lien: Upon payment of all of the obligations owed by the Debtor to the Secured Party, the Secured Party shall execute any and all instruments and documents reasonably necessary and proper to discharge and release the lien on the Collateral arising pursuant to this Security Agreement.


                                             DEBTOR:

                                             G-P PLASTICS, INC.


                                              By:
                                                 ---------------------
                                             Its:  President


                                             SECURED PARTY:

                                             Horizon BIDCO Investment Co.

                                              By:
                                                 ---------------------

                                              Its: